Exhibit 99.1

BioCardia Announces United States Patent Issuance on Intramyocardial Delivery of Cell Aggregates to the Heart Including Minimally Invasive Radial Artery Approach

June 7, 2024

Sunnyvale, Calif. – BioCardia®, Inc. [Nasdaq: BCDA], a company focused on cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announces that the Unites States Patent Office has granted Patent No: 11,986,611 titled “Radial and Transendocardial Delivery Catheter,” with a patent term that will expire in 2036.

The present invention relates to medical methods and systems suitable for substance delivery to the heart via a radial artery and for the intracardiac delivery of cellular aggregates and other agglomerated materials.

Radial artery delivery is a means by which cardiac catheters are advanced through a blood vessel in a patient’s wrist to treat the heart. This approach has significant advantages for patients, enabling them to leave the hospital soon after the procedure with a band aid on their wrist and their arm in a simple sling, allowing them to immediately return to their active lives. In addition, a radial approach permits hospitals and other care centers to greatly reduce costs by eliminating the need for an overnight stay by the patient. For these reasons, trans-radial access is becoming the default approach in many cardiac centers worldwide. Enabling radial access has enormous potential advantages for biotherapeutic delivery to the heart.

BioCardia’s Helix system, used in our ongoing clinical trials, is the only known system with patented designs that can enable radial transendocardial biotherapeutic delivery. The issued patent claims further protect this approach and add value to both BioCardia’s therapeutic programs and those of our biotherapeutic delivery partners.

Therapeutic cell aggregates have the potential advantage over single cell suspensions by enhancing retention in the heart to maximize therapeutic benefit. However, the delivery of cell aggregates carries greater risks of potentially life-threatening strokes should they leak into the ventricular chamber. As 20% of the blood in the heart chamber goes to the brain, 20% of any cell or cell aggregates released in the heart are expected to obstruct the first cerebral artery that is too small to allow the cell or cell aggregate to pass. The larger the cell aggregate, the larger the vessel they are capable of obstructing, with greater risk of a significant life-threatening stroke.

BioCardia’s delivery systems are designed to prevent leakage of therapeutic agents into the ventricular chamber by providing stable and safe engagement to the heart tissue during the delivery process. The issued patent claims further protect this design and add value to both BioCardia’s therapeutic programs and those of our biotherapeutic delivery partners.

“Our minimally invasive biotherapeutic delivery platforms enable the successful development of cell and gene-based therapies for the heart,” said Dr. Peter Altman, BioCardia CEO. “The Helix platform underlies BioCardia’s cell therapy clinical programs and this recent patent issuance provides additional protection to our technology and product offerings in the United States for at least another dozen years. This is just one of many patent applications we are advancing to protect our value creation for the benefit of shareholders, which in turn enables these advances to be supported for expected benefit to millions of patients.”

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is developing cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases. CardiAMP™ autologous and CardiALLO allogeneic cell therapies are the Company’s biotherapeutic platforms in three clinical stage product candidates in development. BioCardia also partners with other biotherapeutic companies to provide its delivery systems and development support to their programs. For more information visit: www.BioCardia.com.

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the Company’s investigational product candidates, the benefits and risks of cell aggregates, the benefits of radial artery access, the level and duration of patent protection that the Company’s patents provide to its product candidates, and the expected safety of BioCardia’s delivery device designs. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 27, 2024, under the caption titled “Risk Factors” And in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:
Miranda Peto, Marketing / Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120